UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported 1-22-2003)


                                 Med Gen Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Nevada                     000-29171                  65-0703559
----------------------------      ----------------         ------------------
(State or other jurisdiction      (Commission File            (IRS Employer
       of incorporation)              Number)              Identification No.)


       7284 West Palmetto Park Road, Suite 106, Boca Raton,  FL  33433
       ---------------------------------------------------------------
                   (Address of principal executive offices)

                                 561-750-1100
                         ---------------------------
                         (Issuer's telephone number)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                             All Correspondence to:

                                  Med Gen Inc.
                          7284 West Palmetto Park Road
                                   Suite 106
                             Boca Raton,  FL  33433

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Item 1.	Changes in Control of Registrant.

	Not Applicable

Item 2.	Acquisition or Disposition of Assets.

	Not Applicable

Item 3.	Bankruptcy or Receivership.

	Not Applicable

Item 4.	Changes in Registrant's Certifying Accountant.

	Not Applicable

Item 5.	Other Events

At a Special Meeting of the Board of Directors of the Company held on January 20, 2003, a resolution was passed authorizing an 80:1 reverse split of the common stock of the Company whereby each eighty outstanding shares of Common Stock be combined into one share of Common Stock; and that the number of shares to be exercised for each outstanding warrant of the Company remain the same as if there were no 80:1 reverse split and the exercise price for each warrant be increased by a multiple of 80.

Item 6.	Resignations of Registrant's Directors

	Not Applicable

Item 7.	Financial Statements and Exhibits.

	Not Applicable

EXHIBITS:

None

Item 8.	Change in Fiscal Year.

	Not Applicable

Item 9.	Regulation FD Disclosure.

	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Med Gen Inc.

                        _________/s/Paul B. Kravitz______
                        By:  Paul B. Kravitz
                             Chairman and Chief Executive
                             Officer


Date:	1-22-2003


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